Exhibit 10.27

OPENTV CORP.
2003 INCENTIVE PLAN

Form of Incentive Stock Option Agreement

     STOCK OPTION AGREEMENT dated as of ___, 20___(the “Grant Date”), between OpenTV Corp. (the “Company”) and ___(“Optionee”).

Recitals

               A. Optionee is an employee of the Company or one of its Affiliates.

               B. The Company has adopted the OpenTV Corp. 2003 Incentive Plan, effective May 6, 2003 (the “Plan”), a copy of which is attached hereto as Exhibit A. This Agreement is entered into pursuant to Section 10.5 of the Plan. Any capitalized terms used herein and not otherwise defined are used as defined in the Plan.

               NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Optionee hereby agree to the following:

               1. Option Grant. The Company hereby grants to Optionee the option (“Option”) to purchase up to ___shares (the “Shares”) of the Company’s Class A Ordinary Shares, no par value, at an exercise price of $  per share (the “Exercise Price”), on the terms, and subject to the conditions, set forth in this Agreement and the Plan. The Option is intended to be an incentive stock option as defined in Section 422 of the Code and is hereby designated an “incentive stock option” for all purposes of the Code and the Plan, provided that to the extent the limitations of Section 422 of the Code are exceeded, the excess portion of the Option is intended to be a nonqualified stock option within the meaning of Section 83 of the Code.

               2. Exercise

               (a) Vesting Schedule. The Option shall be exercisable from time to time during its term in accordance with the following vesting schedule, except as otherwise expressly provided in this Agreement and the Plan: Twenty-five percent (25%) of the Option shall vest and become exercisable on the first anniversary of the Vesting Commencement Date. At the end of each month thereafter, the Option shall vest and become exercisable as to an additional 1/48th of the Shares until the Option is vested with respect to one hundred percent (100%) of the Shares. If application of the vesting percentage causes a fractional Share, such fractional Share shall be rounded down to a whole Share. For purposes of this Section 2(a), the Vesting Commencement Date is ___.

               (b) Termination of Service. Notwithstanding Section 2(a), if Optionee’s service for the Company and/or its Subsidiaries (whether such service was rendered as an employee or a consultant or advisor) terminates for any reason (“Termination of Service”) prior to the complete exercise of the Option, then all vesting pursuant to Section 2(a) shall cease as of the date of Termination of Service and the Option shall thereafter be exercisable only to the extent, if any, that the Option was exercisable at the time of Termination of Service; provided, however, that (i) if Termination of Services occurs by reason of death or Disability then the Option shall immediately become exercisable in full as to 100% of the Shares and (ii) upon any Termination of Service by the Company for Cause (as defined below), the entire Option shall immediately and automatically terminate, notwithstanding any prior vesting. In addition, notwithstanding any other provision in this Agreement to the contrary, the entire Option shall immediately and automatically terminate, notwithstanding any prior vesting, if following Termination of Service the Optionee breaches any material provision of the Employee Invention Agreement (as defined below). For purposes of this Agreement, the term “Cause” (i) shall expressly include the breach by Optionee of any material provision of the Employee Proprietary Information and Inventions Agreement

signed by the Optionee for the benefit of the Company and/or its Subsidiaries (the “Employee Invention Agreement”) and (ii) shall also include any actions or inactions constituting “cause” within the meaning ascribed thereto in the Plan and in any employment agreement to which Optionee is a party or, in the absence thereof, shall include but not be limited to insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity.

               (c) Exercise After Termination. Upon any Termination of Service other than (i) a termination by the Company for Cause or (ii) a termination by reason of death or Disability, then the Option will terminate at the close of business on the first business day following the expiration of the ninety (90) day period beginning on the date of such Termination of Service. Upon any Termination of Service by reason of death or Disability, the Option shall remain exercisable for a period of one year following Termination of Service (but not later than the scheduled expiration of the Option).

               (d) Transfer of Employment. Notwithstanding Section 2(a), in the event Optionee’s employment with the Company or a Subsidiary of the Company (a “Transferring Entity”) is transferred to any other Subsidiary of the Company (a “Transferred Entity”), then the Board shall have the right to terminate all unvested Options held by Optionee on the effective date of transfer of employment from the Transferring Entity to the Transferred Entity if the Board determines, in its sole judgment, that adequate provision has been made for Optionee to receive a new equity incentive award, whether from the Company or from the Transferred Entity, in connection with such transfer of employment.

               (e) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit B or other form acceptable to the Company) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such representations, warranties and agreements as the Company may reasonably request to comply with applicable U.S. federal or state securities laws and/or the requirements of any stock exchange (or quotation system) upon which the Class A Ordinary Shares are listed or included (a “Stock Exchange”). The written notice of exercise shall be accompanied by payment of the aggregate Exercise Price for the number of Shares for which the Option is being exercised, pursuant to one of the methods described in Section 4 below. The Option shall only be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price so paid.

               (f) Compliance with Law. No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall be in conformity with all relevant provisions of law and the requirements of any applicable Stock Exchange. Assuming such compliance, for income tax purposes, the Shares shall be deemed transferred to the Optionee at the close of business (or such other time as the Board shall determine) on the date on which the Option is exercised with respect to such Shares.

               (g) Withholding. The Company’s obligation to deliver Shares upon exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon any exercise of the Option may, in the discretion of the Board (or, if the Board expressly provides, the Committee), be paid in Class A Ordinary Shares already owned by Optionee or through the withholding of Shares otherwise issuable to Optionee, upon such terms and conditions as the Board (or the Committee) shall determine. If Optionee shall fail to pay, or make arrangements satisfactory to the Board or the Committee for the payment to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Optionee an amount equal in value to any federal, state or local taxes of any kind required to be withheld by the Company with respect to any exercise of the Option.

               3. Optionee’s Representations. If, at the time the Option is exercised, the issuance of Shares upon exercise of the Option has not been registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, then concurrently with the exercise of all or any portion of the Option, Optionee shall deliver to the Company a signed Investment Representation Letter in the form of Exhibit C attached hereto.

               4. Method of Payment. Payment of the Exercise Price shall be made only by one or more of the following methods, or a combination thereof, as Optionee shall from time to time elect:

               (a) cash;

               (b) check;

               (c) surrender of whole Shares that (A) have been owned by Optionee for at least six months on the date of surrender (or for a shorter period, if the Committee expressly approves the use of such Shares), and (B) have an aggregate Fair Market Value (as determined in accordance with the provisions of the Plan) on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (it being understood that so-called “pyramid” or “bootstrap” exercising of options is not permitted by this Agreement); or

               (d) delivery, together with such other documentation as the Company in its sole and absolute discretion shall require, of irrevocable instructions by Optionee to an approved broker to (i) sell the Shares issuable upon exercise of the Option and (ii) deliver to the Company the amount of sale proceeds required to pay the Exercise Price; provided, that: (A) the delivery by the Company to the approved broker of Shares sold pursuant to the Optionee’s instructions, (B) the broker’s delivery of the Exercise Price to the Company, and (C) the broker’s delivery of the net proceeds of the sale to the Optionee, take place on the same date (the “Settlement Date”) and; provided, further, that the Settlement Date is no later than three (3) days following the date the Optionee provides the approved broker with instructions to sell the Shares issuable upon the exercise of the Option.

               5. Compliance with Laws. The Option may not be exercised if the issuance of Shares upon such exercise or the method of paying the Exercise Price for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board.

               6. Non-Transferability. Neither the Option nor any rights of Optionee hereunder may be transferred or assigned in any manner otherwise than by will or by the laws of descent or distribution or pursuant to a Domestic relations order, and, except as otherwise required pursuant to a Domestic relations order, the Option may be exercised during the lifetime of Optionee only by Optionee (or his or her court appointed legal representative). The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

               7. Term of Option. The term of the Option shall commence on the date of this Agreement and shall automatically expire on the tenth (10th) anniversary of the Grant Date, to the extent not theretofore exercised.

               8. Employee Invention Agreement. Optionee hereby represents and agrees that Optionee has executed and delivered prior to the date hereof an Employee Invention Agreement. The Optionee expressly acknowledges that his/her agreement to enter into and to be bound by the terms of the Employee Invention Agreement is a condition precedent to the grant of the Option hereunder and that without that agreement, the Company would not enter into this Agreement.

               9. Incorporation of the Plan; Entire Agreement; Governing Law. This Agreement is an agreement entered into pursuant to the Plan, and the Option is an Option granted under the Plan, and the Plan is hereby incorporated herein by reference. Optionee agrees that his or her rights under the Option and this Agreement shall be subject to such administrative rules and interpretations of the Plan as the Board or the Committee shall adopt in accordance with the Plan. The Plan (including any and all such rules and interpretations adopted by the Board or the Committee), this Agreement, the Employee Invention Agreement and any other employment agreement between the Company and Optionee that has been approved by the Board and that expressly references the Option or this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and Optionee and Company hereby represent and warrant that no promise or agreement not herein expressed has been made by any person with respect to this Agreement or the subject matter hereof. If any provision of this Agreement conflicts with any requirement of the Plan, the Plan requirements shall govern. This Option Agreement shall be governed by the laws of Delaware applicable to contracts made and performed wholly therein.

               10. Notices. All notices, requests or demands under this Agreement shall be in writing and will be deemed to have been duly given or delivered (a) when delivered by hand, (b) one (1) day after being given to an express courier with a reliable system for tracking delivery, (c) when sent by confirmed facsimile with a copy sent by another means specified in this Section 10, or (d) five (5) days after the date of mailing by certified or registered mail, return receipt requested, postage prepaid, and addressed as follows:

     In the case of the Company:

OpenTV Corp.
275 Sacramento Street
San Francisco, California 94111
Fax : (415) 962-5300
Attn: General Counsel

     In the case of Optionee, to the Optionee at the address indicated on the signature page of this Agreement, or such other address, or to the attention of such other person, as the recipient party shall have specified by prior written notice to the sending party, as reflected in the books and records of the Company from time to time.

               11. Optionee Employment. Nothing contained in this Agreement, and no action of the Company, the Board or the Committee with respect hereto, shall confer or be construed to confer on Optionee any right to continue in the service of the Company or any of its Affiliates or interfere in any way with the right of the Company or any Affiliate to terminate Optionee ‘s service at any time, with or without Cause.

               12. Amendment. Notwithstanding any other provisions hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 10.8(b) of the Plan. Without limiting the generality of the foregoing, without the consent of the Optionee:

                    (a) this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of Optionee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject, however, to any required approval of the Company’s shareholders and, provided, in each case, that such changes or corrections shall not adversely affect the rights of Optionee with respect to the Option evidenced hereby, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

                    (b) subject to Section 10.8(b) of the Plan and any required approval of the Company’s shareholders, the Option evidenced by this Agreement may be cancelled by the Committee and a new Option granted in substitution therefor, provided that the Option so substituted shall satisfy all of the requirements of the Plan as of the date such new Option grant is made and no such action shall adversely affect the Option to the extent then exercisable.

               13. Optionee Acceptance. Optionee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company. This Agreement may be executed in any number of counterparts (i.e., duplicate originals) and on separate counterparts, each of which shall be deemed to be an original instrument and all of which shall together constitute a single agreement.

               14. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction; provided, that if any provision hereof or the application thereof shall be so held to be invalid, void or unenforceable by a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and, if such court shall fail or decline to do so, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

OPENTV CORP.

By:______________________________
      Name:
      Title:

               Optionee has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:_____________________________	_____________________________________ NAME OF OPTIONEE

Residence Address:

EXHIBIT A

OpenTV Corp. 2003 Incentive Plan

[Filed as Exhibit 10.22]

EXHIBIT B

OpenTV Corp.
275 Sacramento Street
San Francisco, California 94111
Fax : (415) 962-5300
Attn: General Counsel

Exercise Notice

Gentlemen:

               Effective at the close of business today, _________, 20___, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase ___Class A Ordinary Shares, no par value (the “Shares”), of OpenTV Corp. (the “Company”), pursuant to the Stock Option Agreement dated as of _________, 20___(the “Option Agreement”), between Optionee and the Company, and hereby acknowledges, represents and agrees, for the benefit of the Company as follows:

          1. Option Agreement. Optionee has read and understands the Option Agreement and the Plan and is bound by the terms and conditions thereof. Unless otherwise defined herein, terms defined in the Option Agreement have the same meanings in this Exercise Notice.

          2. Rights as Shareholder. Until the stock certificate evidencing the Shares has been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to any Shares, notwithstanding the exercise of the Option. No adjustment will be made for any dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

          3. Tax Consultation. Optionee understands that Optionee may incur tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and is not relying on the Company for any tax advice.

          4. Restrictive Legends and Stop-Transfer Orders.

               (a) Legends. Optionee agrees that, if, at the time the Option is exercised, the issuance of Shares on exercise of the Option has not been registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, the Company (or its transfer agent) may cause a legend in substantially the form set forth below, and/or such other legend or legends as the Company, in its sole discretion, deems necessary, proper or advisable under U.S. federal and applicable state securities laws and regulations, to be placed on any certificate(s) evidencing ownership of the Shares:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold or otherwise transferred unless so registered or unless an exemption from the registration requirements of such Act is available for such sale or transfer.”

               (b) Stop-Transfer Notices; Refusal to Transfer. The Company may issue appropriate “stop transfer” instructions to its transfer agent from time to time in order to ensure compliance with the restrictions referred to herein. The Company shall not be required to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been transferred.

          5. Successors and Assigns. This Exercise Notice shall be binding upon Optionee, his heirs, executors, administrators, successors and assigns, and shall inure to the benefit of the Company, its successors and assigns.

          6. Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of Delaware applicable to contracts made and performed wholly therein. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain in effect.

          7. Notices. Any notice required or permitted hereunder shall be given in writing and shall be effectively given if given in accordance with Section 10 of the Option Agreement.

          8. Further Instruments. The parties shall execute such further instruments and take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Notice, the Plan and the Option.

          9. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares, in accordance with Section 4 of the Option Agreement.

          10. Entire Agreement. The Option Agreement, the Plan and, if applicable, the Investment Representation Letter are incorporated herein by reference. This Exercise Notice, the Option Agreement, the Plan and, if applicable, the Investment Representation Letter constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interests except by means of a writing signed by the Company and Optionee.

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Submitted by:	Accepted by:

OPTIONEE:	OPENTV CORP.

By:______________________________
Its:______________________________
______________________________ (Signature)

Address:

______________________________

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EXHIBIT C

OpenTV Corp.
275 Sacramento Street
San Francisco, California 94111
Fax : (415) 962-5300
Attn: General Counsel

Investment Representation Letter

Gentlemen:

               In connection with the purchase of Class A Ordinary Shares, no par value (the “Shares”), of OpenTV Corp. (the “Company”), by exercise of that certain Stock Option Agreement dated as of _________20___, between the undersigned (“Optionee”) and the Company, Optionee hereby represents and warrants to the Company as follows:

               (a) Optionee is knowledgeable with respect to the business of the Company and financial affairs and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Optionee is acquiring the Shares for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

               (b) Optionee acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until a given increase or decrease in the market price of the Shares, or for a period of one year or any other fixed period in the future.

               (c) Optionee is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions, including: (1) the resale to occur not less than one year after the Shares were acquired, (2) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, or a nonaffiliate who has held the Shares less than two years, (3) the availability of certain public information about the Company, (4) the amount of Shares being sold during any three-month period not exceeding the limitations specified in Rule 144(e), and (5) the timely filing of a Form 144, if applicable.

               (d) Optionee further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A or some other registration exemption will be required in connection with any transfer of Shares; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

C-1

Signature of Optionee:

___________________________

Date: ___________, 20___

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